Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January1, 2013, is made and entered into by and among GTJ REIT, Inc., a Maryland corporation (the “Company”), and certain investors listed on Schedule 1 hereto (such investors, in their capacity as holders of Registrable Securities, the “Holders” and each the “Holder”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 1 hereto.

RECITALS

WHEREAS, the Company, through its wholly-owned subsidiary, GTJ GP, LLC, a Maryland limited liability company (“GTJ Realty”), formed GTJ Realty, LP, a Delaware limited partnership (the “Partnership”), whereby GTJ Realty is the sole general partner and the Company is a limited partner;

WHEREAS, WU/Lighthouse Portfolio, LLC, a Delaware limited liability company (“Portfolio”), is making a capital contribution of certain real property to the Partnership in exchange for certain common limited partnership interests of the Partnership (the “Common Limited Partnership Interests”) and Class B limited partnership interests of the Partnership to be issued to the members of Portfolio pursuant to that certain Contribution Agreement, dated as of the date hereof, by and among GTJ Realty, the Company and Portfolio (“Contribution Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Portfolio, GTJ Realty and the Company  entered into that certain Amended and Restated Limited Partnership Agreement, dated as of the date hereof (“Partnership Agreement”), to set forth the parties relative rights and obligations;

WHEREAS, the Holders constitute all of the members of Portfolio; and

WHEREAS, in order to induce Portfolio to enter into the Contribution Agreement and Partnership Agreement, the Company agrees to provide the registration rights provided for in this Agreement to each Holder and its direct and indirect transferees.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Definitions.  As used in this Agreement, the following terms shall have the following meanings:

EXECUTION VERSION

“Affiliate”  shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; (ii) any Person who, from time to time, is a member of the Immediate Family [defined?] of a specified Person; (iii) any Person who, from time to time, is an officer or director or manager of a specified Person; or (iv) any Person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of the specified Person, or of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.

“Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

“Board” shall mean the Board of Directors of the Company.

“Business Day”  shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

“Class B Preferred Shares” shall mean the shares of Class B Preferred Stock of the Company, par value $0.0001 per share

Common Limited Partnership Interests” shall have the meaning set forth in the recitals hereof.

“Common Shares” shall mean the shares of common stock of the Company, par value $0.0001 per share.

“Commission” shall mean the Securities and Exchange Commission and any successor thereto.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Contribution Agreement” shall have the meaning set forth in the recitals hereof.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“GTJ Realty” shall have the meaning set forth in the recitals hereof.

“Holder” shall mean each holder of the Common Shares listed in Schedule 1 hereto, in his, her or its capacity as a holder of Registrable Securities.  For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as each Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Partnership” shall have the meaning set forth in the recitals hereof.

“Partnership Agreement” shall have the meaning set forth in the recitals hereof.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Piggyback Registration” shall have the meaning set forth in Section 2(a) hereof.

“Portfolio” shall have the meaning set forth in the recitals hereof.

“Registrable Securities” shall mean the Common Shares issuable upon  conversion of (i) the Common Limited Partnership Interests or (ii) the Class B Preferred Shares; provided, however, such Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and all such Registrable Securities shall have been disposed of in accordance with such registration statement, (B) such Registrable Securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Registrable Securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144(b) (or any successor provision) under the Securities Act, or (D) such Registrable Securities have ceased to be outstanding.

“Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all FINRA fees, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses; provided, however, “Registration Expenses” shall not include any out-of-pocket expenses of each Holder, legal fees and expenses of any counsel to a Holder or Portfolio, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder or Portfolio, as the case may be, of Registrable Securities individually or on a pro rata basis with respect to the Registrable Securities so sold.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any successor corresponding provision of succeeding law), and the rules and regulations thereunder.

“Stand-Off Period” shall have the meaning set forth in Section 6 hereof.

“Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

Section 2.              Piggyback Registration.

(a)   Whenever the Company proposes to register any of its Common Shares under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 2(b) and Section 2(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within thirty (30) days after the Company’s notice has been given to each such holder.  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)   If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per share of the Common Shares to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares that the Company proposes to sell; (ii) second, the number of Common Shares requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of Common Shares requested to be included therein by holders of Common Shares (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c)   If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Shares other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per share of the Common Shares to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of Common Shares (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of Common Shares requested to be included therein by other holders of Common Shares, allocated among such holders in such manner as they may agree.

(d)   If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

Section 3.              Black-Out Periods. Notwithstanding anything herein to the contrary, the Company shall have the right, exercisable from time to time by delivery of a notice authorized by the Board, on not more than two occasions in any 12-month period, to require each Holder not to sell pursuant to a registration statement or similar document under the Securities Act filed pursuant to this Agreement or to suspend the effectiveness thereof if at the time of the delivery of such notice, the Board has considered a plan to engage no later than forty-five (45) days following the date of such notice in a firm commitment underwritten public offering or if the Board has reasonably and in good faith determined that such registration and offering, continued effectiveness or sale would materially interfere with any material transaction involving the Company; provided, however, that in no event shall the black-out period extend for more than forty-five (45) days on any such occasion.  The Company, as soon as practicable, shall (i) give each Holder prompt written notice in the event that the Company has suspended sales of Registrable Securities pursuant to this Section 3, (ii) give each Holder prompt written notice of the completion of such offering or material transaction and (iii) promptly file any amendment necessary for any registration statement or prospectus of each Holder in connection with the completion of such event.

The Holder agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the notice of completion of such event.

Section 4.              Registration Procedures.

(a)   In connection with the filing of any registration statement as provided in this Agreement, the Company shall, as expeditiously as reasonably practicable:

(i)            prepare and file with the Commission the requisite registration statement (including a prospectus therein and any supplement thereto) to effect such registration and use its commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to counsel for the sellers of Registrable Securities covered by such registration statement and provide reasonable time for such sellers and their counsel to comment upon such documents if so requested by a Holder;

(ii)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement is required to be kept effective;

(iii)          furnish to each Holder of the securities being registered, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as each Holder may reasonably request;

(iv)          use its commercially reasonable efforts to register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as each Holder and the underwriters of the securities being registered, if any, shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in such jurisdiction of the securities owned by each Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(v)           promptly notify each Holder at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of each Holder, promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi)          use its commercially reasonable efforts to comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable each Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, as further agreed to in Section 7 hereof;

(vii)         provide a transfer agent and registrar and a CUSIP number for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii)        use its commercially reasonable efforts to cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as each Holder may reasonably request in writing at least twenty (20) Business Days prior to any sale of Registrable Securities;

(ix)          use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using  commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission;

(x)           in connection with any sale, transfer or other disposition by each Holder of any Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, use its commercially reasonable efforts to cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such name as each Holder may reasonably request in writing at least ten (10) Business Days prior to any sale of Registrable Securities;

(xi)          notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed or when any document is filed with the Commission which would be incorporated by reference into the prospectus;

(xii)         notify each Holder of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information;

(xiii)        advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension; and

(xiv)        use its commercially reasonable efforts (taking into account the interests of the Company) to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

(xv)         a “comfort letter” dated the effective date of such registration statement from the independent public accountants certifying the financial statements in such registration statement, addressed to the underwriters and to each such selling Holder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters and selling Holders reasonably may request.

(b)   In connection with the filing of any registration statement covering Registrable Securities, each Holder shall furnish in writing to the Company such information regarding itself (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by the Company as is necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act.  Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(v), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 4(a)(xiii), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiii); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 4(a)(xiii), each Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiv).

Section 5.              Indemnification.

(a)   Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person, if any, who controls each Holder within the meaning of the Securities Act or the Exchange Act, together with the partners, officers, directors, trustees, stockholders, employees, agents and investment advisers of such controlling person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees), joint or several, to which each Holder or any such indemnitees may become subject under the Securities Act, the Exchange Act, any federal or state law or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration, and the Company will reimburse each Holder for any reasonable legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to a Holder to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to such Holder or any other Person who controls each Holder within the meaning of the Securities Act or the Exchange Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus or supplement to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each Holder or any such controlling Person and shall survive the transfer of such securities by each Holder.

(b)   Indemnification by each Holder. The Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company, each member of the Board, each officer, employee, agent and investment adviser of the Company and each other Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder regarding such Holder giving such indemnification specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Board member, officer, employee, agent, investment adviser or controlling Person and shall survive the transfer of such securities by any Holder.  The obligation of a Holder to indemnify will be several and not joint, among the Holders of Registrable Securities and the liability of each Holder under this paragraph (c) shall be limited to the proceeds received by such Holder upon the sale of its Registrable Securities.

(c)   Notices of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claimor such indemnified party has additional or different defenses from the indemnifying person, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

(d)   Indemnification Payments.  To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 5(c), the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties) as well as one local counsel.  In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld.  The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.  The indemnifying party shall not settle any claim without the consent of the indemnified party unless such settlement involves a complete release of such indemnified party without any admission of liability by the indemnified party.

(e)   Contribution.  If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by subclause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations.  No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation, and the liability for contribution of each Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by each Holder from the sale of Registrable Securities pursuant to such registration statement.

Section 6.              Market Stand-Off Agreement.  The Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or partners of each Holder who agree to be similarly bound) within seven days prior to and for up to 90 days following the effective date of a registration statement of the Company filed under the Securities Act (except the Shelf Registration Statement filed for the benefit of the Holders pursuant to this Agreement) or the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities (the “Stand-Off Period”); provided, however, that:

(a)   with respect to the Stand-Off Period, such agreement shall not be applicable to the Registrable Securities to be sold on each Holder’s behalf to the public in an underwritten offering pursuant to such registration statement;

(b)   all executive officers and directors of the Company then holding Common Shares shall enter into similar agreements;

(c)   each Holder shall be allowed any concession or proportionate release allowed to any (i) officer or (ii) director of the Company that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 6 and to impose stop transfer instructions with respect to the Registrable Securities and such other Common Shares of each Holder (and the Common Shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Section 7.              Covenants Relating To Rule 144.  The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as each Holder may reasonably request, all to the extent required from time to time to enable each Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission.

Upon the request of each Holder, the Company will deliver to each Holder a written statement as to whether it has complied with such requirements.

Section 8.              Miscellaneous.

(a)   Termination; Survival.  The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by each Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act.  Notwithstanding the foregoing, the obligations of the parties under Section 5 and paragraphs (d), (e) and (g) of this Section 8 shall survive the termination of this Agreement.

(b)   Expenses.  All Registration Expenses incurred in connection with any Registration Statement (including any prospectus or prospectus supplement) prepared and/or filed pursuant to this Agreement shall be borne by the Company, whether or not any registration statement related thereto becomes effective.

(c)   Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

(d)   Applicable Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The parties consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any civil action concerning any controversy, dispute or claim arising out of or relating to this Agreement, or any other agreement contemplated by, or otherwise with respect to, this Agreement or the breach hereof, unless such court would not have subject matter jurisdiction thereof, in which event the parties consent to the jurisdiction of the State of New York.  The parties hereby waive and agree not to assert in any litigation concerning this Agreement the doctrine of forum non conveniens.

(e)   Waiver Of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

(f)    Prior Agreement; Construction; Entire Agreement.  This Agreement, including the exhibits and other documents referred to herein (which form a part hereof), constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, and all such prior agreements and understandings are merged herein and shall not survive the execution and delivery hereof.

(g)   Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service or be facsimile and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), or upon receipt if sent by facsimile or electronic transmission, addressed as follows:

If to each Holder (See Schedule 1):

To the address indicated for such Holder in Schedule 1 hereto.

If to the Company:

GTJ REIT, Inc.

444 Merrick Rd, Suite 370

Lynbrook, NY 11563

Attention:  David Oplanich

Fax:  (516) 887-2029

With a copy to:

Saul Ewing, LLP

500 East Pratt Street

Baltimore, Maryland 21202

Attention: John J. Ghingher, Esq.

Fax:  (410) 332-8862

and

Ruskin Moscou Faltischek, P.C.

East Tower, 15th Floor

1425 RXR Plaza

Uniondale, NY 11556

Attn: Adam P. Silvers, Esq.

Fax:  (516) 663-6719

(h)   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may assign its rights or obligations hereunder to any successor to the Company’s business or with the prior written consent of each Holder.  Notwithstanding the foregoing, no assignee of the Company shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations.  Each Holder may assign its rights or obligations hereunder in whole or in part in connection with the transfer, sale or other disposition of its Common Shares with the prior written consent of the Company so long as such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations, upon which assignee shall be deemed to be a “Holder” for all purposes hereunder.

(i)    Headings.  Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

(j)    Amendments And Waivers.  The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Securities.  Any waiver, permit, consent or approval of any kind or character on the part of each Holder of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

(k)   Interpretation; Absence Of Presumption.  For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions.

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.

(l)    Severability.  If any provision of this Agreement shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.

(m)  Specific Performance; Other Rights.  The parties recognize that various other rights rendered under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance.

(n)   Further Assurances.  In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.

(o)   No Waiver.  The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

GTJ REIT, INC.

By:	/s/ David J. Oplanich
Name:	David J. Oplanich
Title:	Chief Financial Officer

HOLDERS:

By:	/s/ Paul Cooper
Name:	Paul Cooper

By:	/s/ Jerome Cooper
Name:	Jerome Cooper

By:	/s/ Louis Sheinker
Name:	Louis Sheinker

By:	/s/ Jeffrey Ravetz
Name:	Jeffrey Ravetz

By:	/s/ Sarah Ravetz
Name:	Sarah Ravetz

By:	/s/ Jeffrey Wu
Name:	Jeffrey Wu

[Signature Page to Registration Rights Agreement]

WU FAMILY 2012 GIFT TRUST

By	/s/ Gene Greenfest
Gene Greenfest
Trustee

[Signature Page to Registration Rights Agreement]

Schedule 1

(As of January 1, 2013)

	Name of the Holder	Address of the Holder	Limited Partnership Interests

1.	Jeffrey Wu	56-72 49TH Place Maspeth, New York 11378	2,219 Common Units 21,753 Class B. Units

2.	Paul Cooper	c/o Green Holland Ventures 444 Merrick Road Lynbrook, New York 11563	1,997 Common Units

3.	Jerome Cooper	c/o Green Holland Ventures 444 Merrick Road Lynbrook, New York 11563	222, Common Units

4.	Jeffrey Ravetz	Girona Ventures 1841 Broadway Suite 1201 New York, New York 10023	1,911 Common Units

5.	Sarah Ravetz	Girona Ventures 1841 Broadway Suite 1201 New York, New York 10023	309 Common Units

6.	Louis Sheinker	c/o Green Holland Ventures 444 Merrick Road Lynbrook, New York 11563	2,219 Common Units

7.	Wu Family 2012 Gift Trust	56-72 49TH Place Maspeth, New York 11378	2,660 Class B. Units